Exhibit 99.1

ROMEO POWER REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

New leadership team prepares to accelerate revenue growth in 2022 by leveraging industry leading technology, new state-of-the-art manufacturing facility, and the growing proliferation of electrification across the commercial vehicle spectrum

3/1/2022

LOS ANGELES -- (BUSINESS WIRE) -- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Full Year 2021 Highlights
•Delivered total revenues of $16.8 million, in-line with prior outlook
•Supported by product revenues of $12.4 million, an increase of 326% over the prior year, driven by delivery on four key supply contracts and an acceleration in production in the second half of 2021
•Increased R&D significantly to further enhance market-leading technology and capabilities, and support product development activity
•Began achieving improved cost leverage as product volumes increased
•Finished 2021 with cash and cash equivalents and investments of $119.9 million

Recent Business Updates
•Completed the acquisition of BorgWarner’s interest in the joint venture between Romeo Power and BorgWarner earlier this year, which enables Romeo Power to:
◦Fully control its valuable intellectual property and decide scope and focus of its research and development activities
◦Pursue a broader range of strategic and customer engagements that were restricted during its prior partnership
◦Accelerate commercialization of its products across various vehicle types and applications worldwide
•Entered into common stock standby equity line purchase agreement to access additional capital to fund commercialization programs, advance industry-leading R&D, and support growth moving forward
•Accelerated growth and commercialization by increasing 2022 average daily production rates by 37% over the fourth quarter of 2021
•Announced a three-year extension of an existing supply agreement with one of Romeo’s long-standing customers, with a minimum contractual commitment valued at approximately $17 million and additional upside potential over the same time period
•Won the first of a multi-phase program with Indigo Technologies (“Indigo”), an OEM specializing in lightweight commercial vehicles for rideshare and delivery driving, which first phase is expected to culminate in the launch of Indigo’s FLOW show car later this year
•Continued to diversify the Company’s market reach, including the recent sale of initial samples to multiple new potential customers across a diverse set of industries including: marine, electric powertrain, defense contracting, commercial electric vehicle (“EV”) integrators, and unique short-range ride sharing and delivery vehicles
•Completed the buildout of the senior management team, adding seasoned executives across the full C-suite
•Improved key availability for battery cells through a previously announced long-term supply agreement
•Advanced process of transitioning operations to the Company’s new state of the art manufacturing facility in Cypress, California
•Added manufacturing headcount, including a third shift, to support production growth and scalability

Management Commentary

Susan Brennan, Chief Executive Officer of Romeo Power, commented: “The second half of 2021 was especially pivotal for Romeo Power, marked by important progress and the taking of key steps to position our company for future commercial and operational success. Since I stepped into the role as Chief Executive Officer in August of 2021, we have applied a clear focus on the areas that will be critical to supporting our commercial production ramp as we prepare for continued revenue growth alongside the rapidly expanding market for electrification. In the fourth quarter, and thus far through the beginning of 2022, we have materially improved our manufacturing capabilities and processes, both of which will set the stage for production rates and capacity to be further enhanced as we transition to our new state of the art manufacturing facility in Cypress, California. This new location will almost double our floorspace and expand laboratory facilities, each of which will allow for more efficient and effective expansion as we grow, and it will keep substantially all of our operations, labs and personnel under one roof.”

Brennan continued, “While 2021 was a challenging year for our industry with global supply chain disruptions reducing access to the supply of key components, including battery cells, we took and continue to take important steps to mitigate these issues. To that end, during the year we further supported our ability to meet growing customer demand by strengthening our supply chain and sourcing, and entered into a long-term supply agreement with a Tier 1 cell manufacturer. Looking forward we will continue to diversify into alternative sources with high-quality suppliers of critical components. This strengthened supply chain should help increase production throughput and drive down costs and operating downtime in the future.”

Brennan concluded, “While Romeo Power took numerous foundational steps that will position us for future success, the next critical step is the intelligent evolution of our market strategy. We have a superior and materially differentiated product and we will utilize that to gain further market advantages in the places where our products and solutions are most valued by our customers. Further, since we acquired ownership of the joint venture in early February, we have opened up numerous conversations and potential collaborations with partners, not just with heavy-duty commercial vehicle manufacturers, but in several other adjacent markets that value our technology as well. We are operating in a very large and growing market, and believe we have numerous opportunities to leverage our industry leading technology as the market for electrification and EV battery technology expands. We will be growing alongside it, delivering industry-leading energy density, increased range, product and system efficiency, and superior safety and reliability. We believe this will support consistent top-line expansion and value for our shareholders over the long-term.”

2022 Outlook

Based on the Company’s current backlog and commercial outlook, Romeo Power offered the following outlook for fiscal year 2022 ending December 31, 2022:

•Total Revenue to range between $40 million to $50 million

Kerry Shiba, Chief Financial Officer of Romeo Power, concluded, “Our business continues to accelerate and evolve with a rapidly developing market for electrification. As a result, we are forecasting significant top-line growth for next year. It is important to understand that our 2022 revenue outlook would be approximately double the range provided, which would be 5-7 times higher than our 2021 results, if not for a structural change in how the value of battery cells are treated in our arrangement with a major customer. As this change takes place, the value of battery cells used in our products manufactured for this customer will be excluded from both our revenues and cost of revenues. Our outlook reflects ongoing partnerships with our customers and our expectation of continued operating improvements that support our ability to meet expected sales demand. Lastly, to support our continuing growth, we recently entered into a common stock standby equity line purchase agreement, which will allow us to flexibly raise capital to support our business. We look forward to what we believe will be a transformative year for Romeo Power.”

Conference Call Information

Romeo Power will host a conference call at 2:00 p.m. U.S. Pacific Time (5:00 p.m. U.S. Eastern Time) today, March 1, 2022. Participating on the call will be Susan Brennan, President and Chief Executive Officer, and Kerry Shiba, Chief Financial

Officer, of Romeo Power. To access the conference call, parties should visit the events section of the Investor Relations website at https://investors.romeopower.com/. A recording of the webcast will also be available following the conference call.

About Romeo Power, Inc.

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced battery electric products, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. To keep up with everything Romeo Power, please follow the Company on social media @romeopowerinc or visit www.romeopower.com.

Disclosures & Forward Looking Statements

Romeo Power files reports with the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website under “Investor Relations” free of charge. This includes Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after the Company electronically files such materials with or furnish them to the SEC. The SEC also maintains an Internet site that contains Romeo Power’s reports, proxy and information statements, and other information at www.sec.gov.

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning Romeo Power’s ability to develop or sell new products, or to pursue customers in new product or geographic markets, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Investors:
Joe Caminiti or Ashley Gruenberg
Alpha IR Group
RMO@alpha-ir.com
312-445-2870

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